UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2021

4FRONT VENTURES CORP.

(Exact name of registrant as specified in its charter}

British Columbia	000-56075	83-4168417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5060 N. 40th Street, Suite 120

Phoenix, Arizona 85018

(Address of principal executive offices including zip code)

(602) 633-3067

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Subordinate Voting Shares, no par value	FFNTF	OTCQX
	FFNT	CSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

 Merger Agreement

On October 6, 2021, 4Front Ventures Corp., a British Columbia corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) by and among itself, New England Cannabis Corporation, Inc., a Massachusetts corporation (“NECC”), Kenneth V. Stevens, an individual residing in the Commonwealth of Massachusetts who is the sole owner of all of the issued and outstanding shares of common stock of NECC, and 4Front NECC Acquisition Co., a Massachusetts corporation (the “Merger Sub”). Pursuant to the terms of the Merger Agreement, and subject to its conditions, NECC will be merged with and into the Merger Sub, which will change its name to New England Cannabis Corporation, Inc., and continue its corporate existence as a wholly-owned subsidiary of the Company (the “Merger”). The Merger is expected to close no later than three business days after the execution of the Merger Agreement by all parties (the “Closing Date”).

As consideration for the Merger, the Company will pay or issue, as applicable, the following to Mr. Stevens: (i) cash in the amount of four million U.S. dollars ($4,000,000), plus cash in the amount of two million U.S. dollars as an adjustment on account of the cannabis products and/or inventory transferred from NECC to the Company between the date hereof and the Closing Date, minus the amount outstanding under that certain Loan Agreement between NECC and Mr. Stevens in the original principal amount of six hundred and seventy-five thousand U.S. dollars ($675,000) ; (ii) a promissory note in the initial principal amount of five million U.S. dollars ($5,000,000), which will bear interest at an annual rate of ten percent (10%) and mature on the second anniversary of the closing of the Merger; and (iii) 25 million shares of Class A Subordinate Voting Stock of the Company (the “Voting Stock”), with a deemed value of $1.20 per share, or a total valuation of $30 million U.S. dollars.

Completion of the Merger is subject to customary closing conditions, including, among others: (i) the adoption of the Merger Agreement by Mr. Stevens; (ii) subject to certain exceptions, the representations and warranties made by all parties to the Merger Agreement shall be true and correct in all respects or, if not qualified by a materiality standard, or the breach of which could result in a Material Adverse Effect (as defined in the Merger Agreement), in all material respects; (iii) material compliance by all parties to the Merger Agreement of their respective obligations; and (iv) consummation of the transactions contemplated by that certain membership interest purchase agreement to be entered into by the Company, Mr. Stevens, and Mission Partners RE, LLC, a Delaware limited liability company, as described herein.

The Merger Agreement contains customary representations and warranties, as well as customary covenants, including, among others, covenants providing for each of the parties to: (i) conduct its business in all material respects in the ordinary course consistent with past practice between the date of the execution of the Merger Agreement and the date of closing of the Merger; (ii) use its reasonable best efforts to satisfy the closing conditions contained in the Merger Agreement; and (iii) not encourage, solicit, initiate, facilitate or continue inquiries regarding any alternative acquisition proposals, or enter into any agreements or similar instruments relating to an alternative acquisition proposal. The Merger Agreement also contains certain customary termination rights.

Membership Interest Purchase Agreement

In connection with the Merger Agreement, as indicated above, the Company has also, as of the same date as the Merger Agreement, entered into a membership interest purchase agreement (the “Purchase Agreement”) by and among itself, Mr. Stevens, and Mission Partners RE, LLC, a Delaware limited liability company, the sole member of which is a limited liability company controlled by the chief executive officer of the Company (the “Buyer”). Mr. Stevens owns 100% of the issued and outstanding membership interests of 29 Everett Street, LLC, a Massachusetts limited liability company (the “LLC”), which owns certain real property that is currently leased to and used by NECC.

The aggregate purchase price of the LLC membership interests is sixteen million U.S. dollars ($16,000,000), subject to adjustment as set forth in the Purchase Agreement. The closing of the Purchase Agreement is subject to customary closing conditions, as well as, as noted above, the closing of the Merger Agreement. The Purchase Agreement contains customary representations and warranties from Mr. Stevens and, jointly and severally, the Company and the Buyer. In addition, the Purchase Agreement contains customary covenants, including, among others, one from Mr. Stevens to conduct the business of the LLC in all material respects in the ordinary course consistent with past practice between the date of the execution of the Purchase Agreement and its closing. The Purchase Agreement also contains certain customary termination rights.

Convertible Promissory Note Purchase Agreement

As of the same date as its entry into the Merger Agreement and the Purchase Agreement, the Company has entered into a convertible promissory note purchase agreement (the “Note Agreement”), by and among itself, Navy Capital Green Fund, LP, a Delaware limited partnership (the “Lead Investor”), Navy Capital Green Co-Invest Fund, LLC, a Delaware limited liability company (“Navy Co-Invest”) and HI 4Front, LLC, a Delaware limited liability company (together with the Lead Investor and Navy Co-Invest, the “Investors”). Pursuant to the terms and conditions of the Note Agreement, the Company has authorized the sale and issuance of convertible promissory notes (the “Notes” and each, a “Note”) with an aggregate principal amount of fifteen million U.S. dollars ($15,000,000).

Upon the closing of the Note Agreement, each Investor shall pay to the Company that principal amount set forth in Schedule 1 to the Note Agreement, subject to an original issue discount of three percent (3%), and the Company will issue to each Investor a Note in substantially the form reflected in Exhibit A to the Note Agreement. Each of the Notes will accrue interest at a rate of six percent (6%) per annum and, unless converted or prepaid beforehand, will mature on the third anniversary of the date of its issuance. At any time their Note is outstanding, any of the Investors will be entitled to convert the full outstanding balance of the Note into shares of Voting Stock at a ratio equal to the outstanding balance of the Note divided by a conversion price per share of $1.03. The Notes may also be prepaid by the Company with the written consent of the Investor.

The Note Agreement contains customary representations and warranties by both the Company and the Investors, as well as customary conditions to closing and covenants by the Company to: (i) pay each Investor an origination fee equal to one percent (1%) of the principal amount of their Note, separate from and in addition to the original issue discount, as set forth in Schedule 1 to the Note Agreement; and (ii) not take any action inconsistent with or intended to circumvent any provision of the Note Agreement or related instruments or documents.

The Voting Stock and the Notes will be issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder. Each of Mr. Stevens and the Investors is an accredited investor, as that term is defined in Regulation D of the Securities Act.

The foregoing descriptions of the Merger Agreement, the Purchase Agreement, and the Note Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Purchase Agreement, and the Note Agreement, attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively. On October 7, 2021, the Company issued a press release announcing its entry into each of the Merger Agreement, the Purchase Agreement, and the Note Agreement, a copy of which is attached as Exhibit 99.1.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit
10.1	Agreement and Plan of Merger, dated as of October 6, 2021, by and among 4Front Ventures Corp., New England Cannabis Corporation, Inc., Kenneth V. Stevens, and 4Front NECC Acquisition Co.
10.2	Membership Interest Purchase Agreement, dated as of October 6, 2021, by and among 4Front Ventures Corp., Kenneth V. Stevens, and Mission Partners RE, LLC
10.3	Convertible Promissory Note Purchase Agreement, dated as of October 6, 2021, by and among 4Front Ventures Corp., Navy Capital Green Fund, LP, Navy Capital Green Co-Invest Fund, LLC, and HI 4Front, LLC
99.1	Press Release dated October 7, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	4FRONT	VENTURES CORP.

Date: October 8, 2021		/s/ Leonid Gontmakher
Leonid Gontmakher
Chief Executive Officer